Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of our Auditors’ Report to the Shareholders of Methanex Corporation (the “Company”) dated March 3, 2006 included in this annual report on Form 40-F.
We also consent to the incorporation by reference of such reports in the Registration Statement (No. 333-112624) on Form S-8 of the Company.
(signed) “KPMG LLP”
Chartered Accountants
Vancouver, Canada
March 3, 2006